Exhibit 99.2
First Texas BHC, Inc. and Subsidiaries
Condensed Consolidated Financial Statements (Unaudited)
June 30, 2017

Independent Auditor’s Review Report
To the Board of Directors and Stockholders
of First Texas BHC, Inc. and Subsidiaries
We have reviewed the condensed consolidated financial statements of First Texas BHC, Inc. and Subsidiaries (Company), which comprise the balance sheet as of June 30, 2017, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the six-month periods ended June 30, 2017 and 2016.
Management’s Responsibility for the Financial Information
The Company’s management is responsible for the preparation and fair presentation of the condensed consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.
Auditor’s Responsibility
Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.
Conclusion
Based on our review, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.
Report on Condensed Consolidated Balance Sheet as of December 31, 2016
We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 13, 2017. In our opinion, the accompanying condensed consolidated balance sheet of First Texas BHC, Inc. and Subsidiaries as of December 31, 2016, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.
August 3, 2017
5952 Royal Lane • Suite 158 • Dallas, TX 75230 •214 / 363-9927• Fax 214 / 363-9980

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
June 30, 2017 and December 31, 2016
(In thousands of dollars except share amounts)
	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$93,044	$189,920
Securities available for sale, at fair value	61,827	63,296
Other equity investments	15,938	12,857
Loans held for sale	4,072	4,836
Loans, net	2,119,421	1,774,521
Premises and equipment, net	25,307	25,679
Cash surrender value of life insurance policies	7,042	6,790
Goodwill	37,227	37,227
Core deposit intangibles, net	4	32
Deferred tax asset, net	7,160	6,169
Accrued interest receivable	5,109	4,195
Other assets	2,713	3,485
Total assets	$2,378,864	$2,129,007
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing demand deposits	$454,126	$452,898
Interest-bearing deposits	1,325,630	1,200,483
Total deposits	1,779,756	1,653,381
Other borrowings	269,932	159,990
Repurchase agreements	50,000	50,000
Junior subordinated debentures	8,248	8,248
Subordinated debt – non-convertible	21,977	21,969
Other liabilities	9,199	8,576
Total liabilities	2,139,112	1,902,164
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, $1 par value; 10,000,000 shares authorized; 7,876,969 shares issued and shares outstanding at June 30, 2017; and 7,774,033 shares issued and 7,755,170 shares outstanding at December 31, 2016	7,877	7,774
Surplus	171,579	169,225
Retained earnings	62,507	53,117
Treasury stock	—	(830)
Other equity components	(1,889)	(2,019)
Accumulated other comprehensive loss	(322)	(424)
Total shareholders’ equity	239,752	226,843
Total liabilities and shareholders’ equity	$2,378,864	$2,129,007

See accompanying notes to condensed consolidated financial statements and independent auditor’s review report.

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income
Six Months Ended June 30, 2017 and 2016
(Unaudited)
(In thousands of dollars, except per share amounts)
	2017	2016
Interest income:
Loans, including fees	$45,792	$36,445
Securities	532	605
Federal funds sold and other	577	277
Total interest income	46,901	37,327
Interest expense:
Deposits	6,045	3,336
Other borrowings	2,605	2,055
Total interest expense	8,650	5,391
Net interest income	38,251	31,936
Provision for loan losses	2,463	1,382
Net interest income after provision for loan losses	35,788	30,554
Noninterest income:
Service charges	871	816
Other fee income	1,772	1,776
Net gain on sale of loans	1,284	1,320
Other	2,708	2,803
Total noninterest income	6,635	6,715
Noninterest expense:
Salaries and employee benefits	18,301	16,434
Occupancy	1,945	1,878
Equipment	993	1,004
Professional fees	1,739	997
Communications	324	328
Data processing	1,415	1,339
Core deposit intangible amortization	27	28
Business development	733	669
Supplies	105	84
Other	2,407	1,975
Total noninterest expense	27,989	24,736
Income before income taxes	14,434	12,533
Income tax expense	5,044	4,373
Net income	9,390	8,160
Preferred stock dividends	—	(22)
Net income available to common shareholders	$9,390	$8,138
Basic Earnings Per Share	$1.19	$1.05
Diluted Earnigns Per Share	$1.10	$0.96

See accompanying notes to condensed consolidated financial statements and independent auditor’s review report.

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income
Six Months Ended June 30, 2017 and 2016
(Unaudited)
(In thousands of dollars)
	2017	2016
Net Income	$9,390	$8,160
Other comprehensive income, net of tax, on securities available for sale:
Change in net unrealized loss, net of tax expense of $55 and tax expense of $192, for 2017 and 2016, respectively	102	549
Other comprehensive (loss) income, net of tax	102	549
Total comprehensive income, net of tax	$9,492	$8,709

See accompanying notes to condensed consolidated financial statements and independent auditor’s review report.

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Shareholders’ Equity
Six Months Ended June 30, 2017
(Unaudited)
(In thousands of dollars)
	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Other Equity Components	Total Shareholders’ Equity
Balance, January 1, 2017	$7,774	$169,225	$53,117	$(424)	$(830)	$(2,019)	$226,843

Net income	—	—	9,390	—	—	—	9,390
Other comprehensive income	—	—	—	102	—	—	102
Issuance of common stock (102,936 shares)	103	1,655	—	—	—	—	1,758
Sale of treasury stock (18,863 shares)	—	—	—	—	830	—	830
Loan to ESOP	—	16	—	—	—	132	148
Loans secured by common stock	—	2	—	—	—	(2)	—
Stock-based compensation expense recognized in earnings	—	681	—	—	—	—	681
Balance, June 30, 2017	$7,877	$171,579	$62,507	$(322)	$—	$(1,889)	$239,752

See accompanying notes to condensed consolidated financial statements and independent auditor’s review report.

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2017 and 2016
(Unaudited)
(In thousands of dollars)
	2017	2016
Cash flows from operating activities:
Net income	$9,390	$8,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,073	1,093
Net amortization on securities available for sale	162	155
Amortization of debt issuance costs	16	15
Provision for loan losses	2,463	1,382
Stock-based compensation expense	681	636
Net increase in cash surrender value of life insurance	(113)	(21)
Writedown on other real estate owned	117	—
Net loss (gain) on sale of other real estate owned	30	(189)
Net gain on sale of loans	(1,284)	(1,320)
Net loss (gain) on disposal of property and equipment	21	(1)
Deferred tax benefit	(1,046)	(718)
Originations of loans held for sale	(62,404)	(65,446)
Proceeds from loans held for sale	63,168	66,856
Increase in other assets	(3,224)	(5,431)
Increase (decrease) in other liabilities	623	(841)
Net cash provided by operating activities	9,673	4,330
Cash flows from investing activities:
Securities available for sale:
Purchases	(2,995)	(15,688)
Maturities, calls and principal repayments	4,460	23,096
Net change in loans	(346,477)	(202,866)
Proceeds from sale of other real estate owned	251	—
Proceeds from sale of premises and equipment	—	1
Purchases of premises and equipment	(694)	(678)
Purchase of life insurance policies	(139)	(124)
Net cash used in investing activities	(345,594)	(196,259)
Cash flows from financing activities:
Net increase in deposits	126,375	51,465
Decrease in federal funds purchased	—	(5,000)
Advances on FHLB borrowings	60,000	135,000
Advance on line of credit	50,000	10,000
Debt issuance costs included in other borrowings	(66)	—
Dividends on preferred stock	—	(22)
Decrease in ESOP loan	148	141
Increase in loans secured by common stock	—	(168)
Redemption of preferred stock	—	(29,822)
Sale of treasury stock	830	—
Issuance of common stock	1,758	1,677
Net cash provided by financing activities	239,045	163,271
Net decrease in cash and cash equivalents	(96,876)	(28,658)
Cash and cash equivalents at beginning of period	189,920	108,839
Cash and cash equivalents at end of period	$93,044	$80,181
Supplemental Cash Flows Information
Interest paid	$8,531	$5,405
Income taxes paid	$4,160	$4,340
Real estate acquired in foreclosure or in settlement of loans	$398	$2,157

See accompanying notes to condensed consolidated financial statements and independent auditor’s review report.

FIRST TEXAS BHC, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
June 30, 2017
1.   Nature of Operations and Summary of Significant Accounting Policies
Pending Acquisition of First Texas BHC, Inc. by Simmons First National Corporation
On January 23, 2017, First Texas BHC, Inc. (First Texas) entered into an agreement and plan of merger (merger agreement) with Simmons First National Corporation (Simmons).
Under the terms of the agreement Simmons will acquire all of the outstanding common stock of First Texas for approximately $462,000,000 (based on Simmons common stock closing price as of January 20, 2017). More specifically, First Texas shareholders and other equity right holders will receive, in the aggregate, 6,500,000 shares of Simmons common stock and $70,000,000 in cash, all subject to certain conditions and potential adjustments. The transaction is expected to close during the fourth quarter of 2017.
The merger agreement contains both customary and specific representations, warranties, and covenants for each of the parties. Also the merger agreement contains certain termination rights for both Simmons and First Texas and further provides that a termination fee of  $18,000,000 will be payable by First Texas to Simmons upon termination of the agreement under certain specified circumstances.
The completion of the acquisition is subject to various customary closing and other conditions, including but not limited to, the approval of the merger agreement by each party’s shareholders and the receipt of required regulatory approvals.
The foregoing limited description of the transaction and merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement.
Basis of Presentation
The condensed consolidated financial statements include the accounts of First Texas BHC, Inc. (Parent) (a Texas Corporation), and its wholly-owned subsidiaries, SWB Recovery Corp. and Southwest Bank (Bank) and the Bank’s wholly-owned subsidiary, Harob, (collectively referred to as the Company). The Parent owns the outstanding common stock of First Texas BHC Statutory Trust II (Trust II), which was formed for the purpose of issuing company-obligated, mandatorily-redeemable preferred securities.
Certain prior period amounts have been reclassified to conform to current period classification. The condensed consolidated balance sheet of the Company as of December 31, 2016, has been derived from the audited consolidated financial statements of the Company as of December 31, 2016. The results of operations for the period are not necessarily indicative of the results to be expected for the full year.
Certain information and note disclosures normally included in the Company’s annual audited financial statements prepared in with accounting principles generally accepted in the United States of America and the prevailing practices within the banking industry have been condensed or omitted. These condensed consolidated financial statements do not represent complete financial statements and should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016 and notes thereto.
The Subsidiary entities are included in the accompanying financial statements from their dates of acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.
Nature of Operations
The Company is principally engaged in traditional community banking activities provided through its banking offices in Fort Worth, Dallas, Saginaw, Mansfield, Burleson, Grapevine, and Arlington. Community banking activities include the Company’s commercial and retail lending, deposit gathering, investment, and treasury management activities. Mortgage banking activities are provided through offices in Fort Worth, Dallas, and Austin.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the reporting period. Actual results could differ from those estimates. The allowance for possible loan losses, valuation of other real estate owned and goodwill, the fair value of stock-based compensation awards, and the fair values of financial instruments are particularly subject to change.
Subsequent Events
The Company has evaluated subsequent events for recognition and disclosure through August 3, 2017, the date on which the condensed consolidated financial statements were available to be issued.
Cash and Cash Equivalents
For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, deposits with other financial institutions, and federal funds sold. All highly liquid investments with an initial maturity of less than ninety days are considered to be cash equivalents. Cash flows from loans and deposits are reported net. The Company maintains deposits with other financial institutions. Furthermore, federal funds sold are essentially uncollateralized loans to other financial institutions. Management regularly evaluates the credit risk associated with the counterparties to these transactions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents.
The Company was not required to have funds on hand or on deposit at June 30, 2017 and December 31, 2016 with the Federal Reserve Bank to meet regulatory reserve and clearing requirements.
Securities
Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they may be used as part of the Company’s asset/liability strategy and may be sold prior to maturity in response to changes in interest rate risk, prepayment risk, or other similar economic factors. Securities available for sale are carried at fair value, with unrealized holding gains and losses, net of tax, reported in other comprehensive income. Management determines the appropriate classification of securities at the time of purchase. As of June 30, 2017 and December 31, 2016, all securities were classified as available for sale.
The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Gains and losses on sales are based on the amortized cost of the security sold.
Declines in the fair value of individual securities below their cost that are considered other than temporary result in write downs of the individual securities to their fair value. The related write downs, if any, are included in earnings as realized losses.
Other equity investments such as stock in the Federal Home Loan Bank, Federal Reserve Bank, and Independent Bankers Financial Corporation are carried at cost.
Loans Held for Sale
Loans originated or purchased and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans.
Loans
Loans are reported at the principal balance outstanding, less the allowance for loan losses, net of unamortized premium, net deferred loan fees, net deferred loan costs, and net non-accrual interest paid. Interest is accrued daily on the outstanding balances. Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans. Further information regarding the Company’s accounting policy related to past due loans, nonaccrual loans, impaired loans, and troubled-debt restructuring is presented in Note 3 — Loans and Allowance for Loan Losses.
Allowance for Loan Losses
The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated losses inherent in the loan portfolio. For further information regarding the Company’s policies and methodology used to estimate the allowance for loan losses is presented in Note 3 — Loans and Allowance for Loan Losses.
Loan Servicing and Sales
In the normal course of business, the Company sells the guaranteed portion of certain loans originated with the partial guarantee of the Small Business Administration (SBA) or U.S. Department of Agriculture (USDA). At the time of these sales, the Company retains servicing rights and interest-only strips on those loans. Gain or loss on sale of the receivables depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. To obtain fair values, quoted market prices are used if available. However, quotes are generally not available for retained interests, so the Company generally estimates fair value based on the present value of future expected cash flows. Future expected cash flows are estimated by management based on key assumptions such as credit losses, prepayment speeds, forward yield curves, and discount rates commensurate with the risks involved.
The related servicing rights represent the estimated present values of future cash flows related to rights to service SBA and USDA loans for other investors. Loan servicing rights are amortized against loan servicing fee income on an accelerated basis in proportion to, and over the period of, estimated net future loan servicing fee income. Service fee income is recognized as the related loan payments are collected. At June 30, 2017 and December 31, 2016, the Company had capitalized loan servicing rights of approximately $220,000 and $274,000, respectively, included in other assets in the accompanying financial statements.
Capitalized interest-only strip receivables represent contractual rights to receive the rate differential between the interest rate sold to investors and the rate retained by the Company. Capitalized interest-only strip receivables are amortized against interest income as an adjustment to yield in proportion to, and over the period of, estimated net future loan servicing fee income. At June 30, 2017 and December 31, 2016, the Company had capitalized interest-only strip receivables of approximately $147,000 and $183,000, respectively, included in other assets in the accompanying financial statements.
Deferred gain on sale of loans represents the relative value of the loan sale proceeds of the retained, unguaranteed portion of the loan retained, net of amounts capitalized and the gain immediately recognized. Deferred gain is recognized into income in proportion to, and over the period of, estimated net future loan servicing fee income. At June 30, 2017 and December 31, 2016, the Company had deferred gains of approximately $547,000 and $684,000, respectively, included in other liabilities in the accompanying financial statements.
Management periodically evaluates both servicing rights and interest-only strip receivables for impairment, and, if necessary, writes such assets down to their estimated fair values. At June 30, 2017 and December 31, 2016, management has determined that the carrying amounts of servicing assets and interest-only strip receivables approximate their estimated fair values.
Premises and Equipment
Land is carried at cost. Building and improvements, and furniture and equipment are stated at cost less accumulated depreciation, computed on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 40 years. Leasehold improvements are generally depreciated over the term of the respective leases. The related cost and accumulated depreciation are removed from the accounts at the time an asset is sold or retired, and any resulting gain or loss is recognized in income. Maintenance and repairs are charged to operating expenses as incurred.

Other Real Estate Owned
Other real estate owned is initially recorded at fair value less the estimated costs to sell the asset. Write downs of carrying value required at the time of foreclosure are recorded as a charge to the allowance for loan losses. Costs related to the development of such real estate are capitalized, whereas those related to holding the property are expensed. Foreclosed property is subject to periodic reevaluation based upon estimates of fair value. In determining the valuation of other real estate owned, management obtains independent appraisals for significant properties. Valuation adjustments are provided, as necessary, by charges to operations.
Goodwill
Goodwill represents the excess of the cost of business acquired over the fair value of the net assets acquired. Goodwill is assessed, at least annually, for impairment, as well as when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment factors as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, and other market conditions or factors that may be present.
Intangibles and Other Long-Lived Assets
Intangible assets are acquired assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. The Company’s intangible assets relate to core deposits. Intangible assets with definite useful lives are amortized on a straight-line basis over their estimated useful life. Intangible assets, premises and equipment and other long-lived assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable from future cash flows. If impaired, the assets are recorded at fair value and an impairment loss is recognized.
Stock-Based Compensation
The Company accounts for stock-based employee compensation plans in accordance with accounting rules, which require companies to expense the fair value of employee stock options and other forms of stock-based employee compensation in the financial statements over the period that an employee provides service in exchange for the award. Under these rules, the Company measures compensation cost related to stock options based on the grant-date fair value of the award using the Black-Scholes option-pricing model and recognizes it ratably, less estimated forfeitures, over the vesting term of the award.
Income Taxes
Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities (excluding deferred tax assets and liabilities related to components of other comprehensive income). Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and the tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the expected amount most likely to be realized. Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years. Although realization is not assured, management believes it is more-likely-than-not that all of the deferred tax assets will be realized.
The Company files a consolidated income tax return with its subsidiaries. Federal income tax expense or benefit has been allocated to subsidiaries on a separate return basis. The open tax years are 2013 through 2017. When and if applicable, potential interest and penalty costs are accrued as incurred, with expenses recognized in selling, general and administrative, expenses in the statements of operations.
For the year ended December 31, 2016, management has determined there are no uncertain tax positions.

Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are not reported as a separate component in the consolidated statement of income, such items are components of comprehensive income. Gains and losses on available for sale securities are reclassified to net income as the gains or losses are realized upon sale of the securities. Other than temporary impairment charges are reclassified to net income at the time of the charge.
Fair Values of Financial Instruments
ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements (see Note 6 — Fair Values of Financial Instruments). In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, a fair value is based upon models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such validation adjustments are applied consistently over time.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Dividend Restriction
Banking regulations require the maintenance of certain capital and net income levels that may limit the amount of dividends that may be paid. Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels. Regulatory capital requirements are more fully disclosed in Note 5 — Regulatory Matters.
Earnings per Share
Basic earnings per share represent income available to shareholders divided by the weighted average number of shares outstanding during each period. Diluted earnings per share reflect additional potential shares that would have been outstanding if dilutive potential shares had been issued. Potential shares that may be issued by the Company relate to stock options, stock appreciation rights, and restricted stock units.

Earnings per share (EPS) were computed as follows for the three month periods ended June 30:
	Net Income Available to Shareholders	2017 Weighted Average Share	Per Share Amount
2017
Basic earnings per share	$9,389,631	7,873,641	$1.19
Effect of dilutive shares
Stock options		644,191
Stock appreciation rights		13,000
Restricted stock units		13,394
		670,585
Diluted earnings per share	$9,389,631	8,544,226	$1.10

	Net Income Available to Shareholders	2016 Weighted Average Share	Per Share Amount
2016
Basic earnings per share	$8,137,298	7,729,838	$1.05
Effect of dilutive shares
Stock options		741,000
Stock appreciation rights		13,000
Restricted stock units		30,807
		784,807
Diluted earnings per share	$8,137,298	8,514,645	$0.96

2.   Securities Available for Sale
Securities available for sale consisted of the following at June 30, 2017 and December 31, 2016 (in thousands):
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
June 30, 2017:
U.S. government securities	2,593		11	2,582
U.S. government agency	29,861	2	168	29,695
Mortgage-backed securities	27,112	101	175	27,038
Trust preferred securities	939		230	709
CRA Qualified Investment Fund	1,817		14	1,803
	$62,322	$103	$598	$61,827
December 31, 2016:
U.S. government securities	2,618	—	12	2,606
U.S. government agency	29,864	3	323	29,544
Mortgage-backed securities	28,730	117	183	28,664
Trust preferred securities	938	—	230	708
CRA Qualified Investment Fund	1,798	—	24	1,774
	$63,948	$120	$772	$63,296

Securities with a fair value of approximately $58,131,000 and $59,523,000 at June 30, 2017 and December 31, 2016, respectively, were sold under agreements to repurchase or were pledged to secure public fund deposits, long term borrowings, or lines of credit, as required or permitted by law.
Unrealized losses and fair value, aggregated by length of time that individual securities have been in a continuous unrealized loss position, as of June 30, 2017 and December 31, 2016, are summarized as follows (in thousands):
	Continuous Unrealized Losses Existing for Less than 12 months		Continuous Unrealized Losses Existing for Greater than 12 months		Total
Securities Available for Sale	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2017:
U.S. government securities	2,582	11	—	—	2,582	11
U.S. government agency	21,547	163	645	5	22,192	168
Mortgage-backed securities	22,009	175	—	—	22,009	175
Trust preferred securities	—	—	709	230	709	230
CRA Qualified Investment Fund	1,803	14	—	—	1,803	14
	$47,941	$363	$1,354	$235	$49,295	$598
December 31, 2016:
U.S. government securities	2,606	12	—	—	2,606	12
U.S. government agency	24,541	323	—	—	24,541	323
Mortgage-backed securities	21,561	183	—	—	21,561	183
Trust preferred securities	—	—	708	230	708	230
CRA Qualified Investment Fund	1,774	24	—	—	1,774	24
	$50,482	$542	$708	$230	$51,190	$772

Unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. The Company does not intend to sell these securities and it is more-likely-than-not that the Company will not be required to sell prior to recovery.
Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to sell or whether it would be more-likely-than-not required to sell its investments in the issuer for a period of time sufficient to allow for any anticipated recovery. As of June 30, 2017 and December 31, 2016, no investment securities were other-than-temporarily impaired.

The amortized cost and estimated fair value of securities at June 30, 2017, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Mortgage-backed securities are shown separately since they are not due at a single maturity date (in thousands):
	Available For Sale
	Amortized Cost	Estimated Fair Value
Due less than one year	$—	$—
Due one through five years	30,593	30,433
Due over five through ten years	1,861	1,844
Due after ten years	939	709
	33,393	32,986
CRA qualified investment fund	1,817	1,803
Mortgage-backed securities	27,112	27,038
	$62,322	$61,827

3.   Loans and Allowance for Loan Losses
Risk By Loan Category
To determine an appropriate allowance for loan losses, management separates loans into separate categories based on similar risk characteristics. These categories and their risk characteristics are described below:
Construction and Land Development — This category consists of loans secured by vacant land, which includes developed commercial land, undeveloped commercial land, rural land, single family residential lots, lot development loans, and interim construction for both 1 – 4 family and commercial developments. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, government regulation of real property, general economic conditions and the availability of long-term financing.
Commercial Real Estate — This category consists of loans secured by both owner-occupied and non-owner occupied commercial real estate properties and represents the largest category of the Company’s total loan portfolio. A majority of the loans in this category are secured by non-owner occupied commercial properties. The remainder of this segment is secured by owner occupied properties. The non-owner occupied portion of this category presents a higher risk profile given the reliance on third-party rental income and the successful operation of the property to service the regular payment, but overall credit risk is low. A substantial majority of these loans have adequate secondary sources of repayment through financially strong guarantors that are well known to the Company. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The properties securing the Company’s portfolio are diverse in terms of type and geographic location. Loan losses in this category have been minimal.
Residential Real Estate — This category consists of loans secured by some form of both owner-occupied and non-owner-occupied residential real estate. The category includes loans for home improvement, home equity lines of credit and close-end financing for 1 – 4 family properties. Mortgage loans held for sale on the secondary market are excluded from this category. Generally, the overall credit risk in this segment of the loan portfolio is low given the nature of the collateral and the Company’s strict underwriting standards for this type of financing. The Company does not originate sub-prime mortgage loans. The higher risk area of this category is the “non-owner-occupied” portion of these loans which are often reliant on rental income as the primary source of repayment.
Commercial, Industrial and Agricultural — This category consists of all business loans secured by assets other than commercial real estate. It also includes loans for agriculture production. A substantial majority of these loans are secured by equipment, accounts receivable and inventory. The loss history in this segment of the portfolio is very low due to sufficient collateralization. The primary risk involved with this category is that the loans are typically secured by depreciable assets that may not provide an adequate source of repayment if the loan goes into default.
Loans to Nondepository Financial Institutions — This category consists of all loans to mortgage companies that specialize in mortgage loan originations and mortgage warehouse loans. It also includes loans to real estate investment trusts.
Consumer and Other — This category of loans consists of all other forms of consumer debt, including automobiles, recreational vehicles, debt consolidation, household or personal use, education, taxes, mobile homes, personal lines of credit, loans to mortgage originators, loans to non-profits and overdrafts. Overdrafts are deposit accounts that become unsecured loans when overdrawn by the deposit customer. Overdrafts are monitored by account officers on a daily basis and are often cleared within a very short period of time. It is bank policy to charge off any overdrafts that remain outstanding for more than 60 days.
Loans consisted of the following at June 30, 2017 and December 31, 2016 (in thousands):
	June 30, 2017	December 31, 2016
Construction and land development	$345,209	$280,601
Commercial real estate	928,618	811,278
1 – 4 family residential	248,152	234,829
Commercial and industrial	399,741	278,973
Agricultural	49,952	32,183
Loans to nondepository financial institutions	151,507	135,386
Consumer and other	15,787	18,376
Gross loans	2,138,966	1,791,626
Allowance for loan losses	(19,545)	(17,105)
Net loans	$2,119,421	$1,774,521

At June 30, 2017 and December 31, 2016, the Bank had total commercial real estate loans and construction and land development loans of  $1,273,827,000 and $1,091,879,000, respectively. The Bank had construction, land development, and other loans representing 117% and 115%, respectively, of total risk based capital at June 30, 2017 and December 31, 2016. The Bank had non-owner-occupied commercial real estate loans representing 375% and 379%, respectively, of total risk based capital at June 30, 2017 and December 31, 2016. Sound risk management practices and appropriate levels of capital are essential elements of a sound commercial real estate lending program (CRE). Concentrations of CRE exposures add a dimension of risk that compounds the risk inherent in individual loans. Interagency guidance on CRE concentrations describe sound risk management practices which include board and management oversight, portfolio management, management information systems, market analysis, portfolio stress testing and sensitivity analysis, credit underwriting standards, and credit risk review functions. Management believes it has implemented these practices in order to monitor its CRE. An institution which has reported loans for construction, land development, and other land loans representing 100% or more of total risk-based capital, or total non-owner occupied commercial real estate loans representing 300% or more of the institution’s total risk-based capital and the outstanding balance of commercial real estate loan portfolio has increased by 50% or more during the prior 36 months, may be identified for further supervisory analysis by regulators to assess the nature and risk posed by the concentration.
At June 30, 2017 and December 31, 2016, the Bank had approximately $27,546,000 and $27,435,000, respectively, of energy loans included in commercial and industrial loans. These energy loans represent approximately 9% and 11%, respectively, of total risk based capital at June 30, 2017 and December 31, 2016. Management believes it has implemented appropriate practices for sound underwriting and the monitoring of these loans. However, the weakening of prices within the energy industry over a prolonged period may have an adverse effect on the Company’s profitability and asset quality.
The Company extends commercial and consumer credit primarily to customers in the State of Texas. At June 30, 2017 and December 31, 2016, the majority of the Company’s loans were collateralized with real estate. The real estate collateral provides an alternate source of repayment in the event of default by the borrower, and may deteriorate in value during the time the credit is extended. The weakening of real estate markets may have an adverse effect on the Company’s profitability and asset quality. If the Company was required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, earnings and capital could be adversely affected. Additionally, the Company has loans secured by inventory, accounts receivable, equipment, marketable securities, or other assets. The debtors’ ability to honor their contracts on all loans is substantially dependent upon the general economic conditions of the region.
Nonaccrual and Past Due Loans
Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Nonaccrual loans, segregated by class of loans, at June 30, 2017 and December 31, 2016, were as follows (in thousands):
	June 30, 2017	December 31, 2016
Construction and land development	$—	$—
Commercial real estate	—	—
1 – 4 family residential	141	60
Commercial and industrial	—	—
Agricultural	—	—
Loans to nondepository financial institutions	—	—
Consumer and other	—	—
	$141	$60

An age analysis of past due loans (including both accruing and nonaccruing loans), segregated by class of loans, as of June 30, 2017 and December 31, 2016, is as follows (in thousands):
	Loans 30 – 89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
June 30, 2017:
Construction and land development	$664	$—	$664	$344,545	$345,209	$—
Commercial real estate	—	—	—	928,618	928,618	—
1 – 4 family residential	164	—	164	247,988	248,152	—
Commercial and industrial	275	—	275	399,466	399,741	—
Agricultural	—	—	—	49,952	49,952	—
Loans to nondepository financial institutions	—	—	—	151,507	151,507	—
Consumer and other	50	50	15,737	15,787	—	—
	$1,153	$—	$1,153	$2,137,813	$2,138,966	$—

	Loans 30 – 89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
December 31, 2016:
Construction and land development	$183	$—	$183	$280,418	$280,601	$—
Commercial real estate	280	—	280	810,998	811,278	—
1 – 4 family residential	1,831	121	1,952	232,877	234,829	121
Commercial and industrial	111	—	111	278,862	278,973	—
Agricultural	—	—	—	32,183	32,183	—
Loans to nondepository financial institutions	—	—	—	135,386	135,386	—
Consumer and other	13	1	14	18,362	18,376	1
	$2,418	$122	$2,540	$1,789,086	$1,791,626	$122

Impaired Loans
A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured on an individual basis based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.
Impaired loans as of June 30, 2017 and December 31, 2016 are set forth in the following table (in thousands):
	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Received
June 30, 2017:
Construction and land development	$—	$—	$—	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—	—	—
1 – 4 family residential	319	85	206	291	14	65	1
Commercial and industrial	208	—	208	208	50	143	8
Agricultural	—	—	—	—	—	—	—
Loans to nondepository financial institutions	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—	—
	$527	$85	$414	$499	$64	$208	$9
December 31, 2016:
Construction and land development	$—	$—	$—	$—	$—	$578	$—
Commercial real estate	—	—	—	—	—	201	—
1 – 4 family residential	84	—	60	60	10	121	—
Commercial and industrial	240	—	240	240	50	244	15
Agricultural	—	—	—	—	—	—	—
Loans to nondepository financial institutions	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	3	—
	$324	$—	$300	$300	$60	$1,147	$15

Troubled Debt Restructurings
The restructuring of a loan is considered a “troubled debt restructuring” if both the borrower is experiencing financial difficulties and the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. The Company had no troubled debt restructurings at June 30, 2017 and December 31, 2016.
Credit Quality Indicators
As part of the ongoing monitoring of the credit quality of the Company’s loan portfolio, management tracks certain quality indicators including trends related to the risk grade of loans, the level of classified loans, the delinquency status of loans, net charge-offs, non-performing loans, and the general economic conditions in the state of Texas.
The Company utilizes a risk-grading definition system to assign a risk grade to each of its loans. Loans are graded on a scale of 1 to 9. A description of the general characteristics of the 9 risk grades is as follows:
Grade 1 — This grade includes loans with little or no risk of loss. Interest payments are protected by a large or exceptionally stable margin and principal is secured. These borrowers have a strong positive consistent cash flow, stable earnings and growth, significant net worth and sufficient liquidity to fully repay the debt.
Grades 2 and 3 — These grades include loans to borrowers of solid credit quality with moderate risk. Borrowers in these grades are differentiated from higher grades on the basis of leverage, asset quality, and the stability of the industry or market area.
Grade 4 — This grade is for “satisfactory” loans. These borrowers have acceptable financial condition and stability but are more susceptible to economic changes and greater concentration of business risk either by product or market, however borrowers demonstrate consistent profitability or strong historical cash flow; competent management but may not have been tested by cyclical market conditions.
Grade 5 — This grade includes loans on management’s “Pass/Watch list”. Pass/Watch assets are neither criticized nor classified credits. These assets have the potential for future deterioration. This grade is intended to be utilized on a temporary basis.
Grade 6 — This grade is for “Special Mention” loans. Special mention loans are considered criticized assets. These assets have the potential for future deterioration. Such loans are differentiated from a Grade 5 in terms of a higher sensitivity to severity and imminence of the potential weakness(es). If left uncorrected, these potential weakness(es) may at some future date result in the deterioration of the repayment prospects for the loan.
Grade 7 — This grade is for “Substandard” loans. Substandard loans have defined weakness(es) which make payment default or principal exposure likely but not yet certain. These loans are inappropriately protected by the current net worth and paying capacity of the borrower or the collateral pledged. Although loss may not be imminent, if the weakness(es) is not corrected, there is a distinct possibility that the Company will sustain some loss. If the likelihood of full collection of principal and interest may be in doubt these loans are placed on nonaccrual.
Grade 8 — This grade includes “Doubtful” loans. Such loans are differentiated from a Grade 7 in terms that the weakness(es) makes collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Loans in this grade are carried on nonaccrual.
Grade 9 — This grade includes “Loss” loans. Such loans are considered uncollectible and of such little value that their continuance as assets is not warranted. Loss is not intended to imply that the loan or some portion of it will never be paid, nor does it in any way imply that there has been a forgiveness of debt.

The following table presents the risk category of loans by grade as of June 30, 2017 and December 31, 2016 (in thousands):
	Construction and Land Development	Commercial Real Estate	1 – 4 Family Residential	Commercial and Industrial	Agricultural	Consumer and Other	Loans to Nondepository Financial Institutions	Total
June 30, 2017:
Grade 1	$—	$173	$—	$3,269	$—	$2,198	$—	$5,640
Grade 2	—	993	76	31,962	548	263	—	33,842
Grade 3	28,148	184,716	38,702	93,671	5,741	1,674	48,318	400,970
Grade 4	310,351	736,420	207,090	265,277	43,663	11,633	96,617	1,671,051
Grade 5	6,265	5,438	799	4,981	—	—	6,572	24,055
Grade 6	—	456	133	202	—	—	—	791
Grade 7	445	422	1,352	379	—	19	—	2,617
Grade 8	—	—	—	—	—	—	—	—
Grade 9	—	—	—	—	—	—	—	—
	$345,209	$928,618	$248,152	$399,741	$49,952	$15,787	$151,507	$2,138,966
December 31, 2016:
Grade 1	$—	$176	$—	$5,963	$—	$2,121		$8,260
Grade 2	—	1,016	783	2,684	548	277		5,308
Grade 3	32,889	158,158	36,431	64,961	6,082	2,542	124,818	425,881
Grade 4	237,688	644,416	195,429	202,490	25,553	13,436	10,568	1,329,580
Grade 5	9,558	6,308	810	1,949	—			18,625
Grade 6	—	494	1,001	342	—			1,837
Grade 7	466	710	375	596	—			2,147
Grade 8	—	—	—	(12)	—			(12)
Grade 9	—	—	—	—	—			—
	$280,601	$811,278	$234,829	$278,973	$32,183	$18,376	$135,386	$1,791,626

Allowance for Loan Losses
The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses, and may require the Company to make changes to the allowance based on their judgment about information available to them at the time of their examinations.
The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired for which an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical loss experience adjusted for qualitative factors.

The following table presents the activity in the allowance for loan losses by portfolio segment for the years ended June 30, 2017 and December 31, 2016 (in thousands):
	Construction and Land Development	Commercial Real Estate	1 – 4 Family Residential	Commercial and Industrial	Agricultural	Consumer and Other	Loans to Nondepository Financial Institutions	Unallocated	Total
June 30, 2017:
Beginning balance	$3,598	$8,990	$1,047	$2,562	$127	$119	$280	$382	$17,105
Provision for loan losses	864	928	45	1,008	68	8	(80)	(378)	2,463
Charge-offs	—	—	—	(80)	—	(41)	—	—	(121)
Recoveries	5	—	22	56	—	15	—	—	98
Net (charge-offs)/recoveries	5	—	22	(24)	—	(26)	—	—	(23)
Ending balance	$4,467	$9,918	$1,114	$3,546	$195	$101	$200	$4	$19,545
Period-end amount allocated to:
Loans individually evaluated for impairment	$—	$—	$14	$50	$—	$—	$—	$—	$64
Loans collectively evaluated for impairment	4,467	9,918	1,100	3,496	195	101	200	4	19,481
	$4,467	$9,918	$1,114	$3,546	$195	$101	$200	$4	$19,545
December 31, 2016:
Beginning balance	$3,234	$7,658	$960	$2,575	$67	$121	$277	$80	$14,972
Provision for loan losses	214	1,332	98	32	60	68	3	302	2,109
Charge-offs	—	—	(21)	(214)	—	(84)			(319)
Recoveries	150	—	10	169	—	14			343
Net (charge-offs)/recoveries	150	—	(11)	(45)	—	(70)	—	—	24
Ending balance	$3,598	$8,990	$1,047	$2,562	$127	$119	$280	$382	$17,105
Period-end amount allocated to:
Loans individually evaluated for impairment	$—	$—	$10	$50	$—	$—	$—	$—	$60
Loans collectively evaluated for impairment	3,598	8,990	1,037	2,512	127	119	280	382	17,045
	$3,598	$8,990	$1,047	$2,562	$127	$119	$280	$382	$17,105

The Company’s recorded investment in loans as of June 30, 2017 and December 31, 2016 related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the Company’s impairment methodology was as follows (in thousands):
	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Total Loans
June 30, 2017:
Construction and land development	$—	$342,988	$342,988
Commercial real estate	—	911,937	911,937
1 – 4 family residential	291	247,750	248,041
Commercial and industrial	208	386,938	387,146
Agricultural	—	48,804	48,804
Loans to nondepository financial institutions	—	138,020	138,020
Consumer and other	—	10,826	10,826
Loans not subject to reserve	—	51,204	51,204
	$499	$2,138,467	$2,138,966
December 31, 2016:
Construction and land development	$—	$277,103	$277,103
Commercial real estate	—	795,418	795,418
1 – 4 family residential	60	233,740	233,800
Commercial and industrial	240	268,275	268,515
Agricultural	—	31,635	31,635
Loans to nondepository financial institutions	—	135,386	135,386
Consumer and other	—	12,755	12,755
Loans not subject to reserve	—	37,014	37,014
	$300	$1,791,326	$1,791,626

4.   Income Taxes
The provision for income taxes includes these components (in thousands):
	June 30, 2017	June 30, 2016
Taxes currently payable	$6,090	$5,091
Deferred income taxes	(1,046)	(718)
Income tax expense	$5,044	$4,373

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below: (in thousands):
	June 30, 2017	June 30, 2016
Computed at the statutory rate (35%)	$5,052	$4,387
Decrease resulting from
Increase in cash surrender of bank-owned life insurance	(43)	(11)
Tax exempt interest	(9)	(11)
Other	44	8
	$5,044	$4,373

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheet were (in thousands):
	June 30, 2017	December 31, 2016
Deferred tax assets:
Allowance for loan losses	$6,300	$5,446
Deferred compensation	3,082	3,053
Premises and equipment	292	72
Core deposit intangibles	2,132	2,332
Deferred loan fees	1,883	1,335
Unrealized loss on securities available for sale	173	228
Other	204	248
Total deferred tax assets	14,066	12,714
Deferred tax liabilities:
Goodwill	6,816	6,472
Other	90	73
Total deferred tax liabilities	6,906	6,545
Net deferred tax asset	$7,160	$6,169

5.   Regulatory Matters
The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company and the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of June 30, 2017 and December 31, 2016, the Company and Bank meet all capital adequacy requirements to which it is subject.
Prompt corrective action regulations for banking institutions provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At June 30, 2017, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.
Additionally, Basel III added a 2.5% “capital conservation buffer” which was designed for bank holding companies and banking institutions to absorb losses during periods of economic stress. The implementation of the capital conservation buffer began on January 1, 2016 at the 0.625% level and will be phased in over a four-year period (increasing by 0.625% on each subsequent January 1, until it reaches 2.5% on January 1, 2019). Band holding companies and banking institutions with capital ratios below the minimum for capital adequacy purposes plus the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation relative to the amount of the shortfall.

Actual and required capital amounts and ratios at June 30, 2017 and December 31, 2016 are presented below (in thousands):
	Actual		Minimum Required for Capital Adequacy Purposes		Minimum for Capital Adequacy Purposes Plus Capital Conservation Buffer		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2017:
Total capital to risk weighted assets
Consolidated	$252,281	10.519%	$191,865	8.00%	$221,844	9.250%	$239,831	10.00%
Bank only	$295,099	12.320%	$191,621	8.00%	$221,562	9.250%	$239,527	10.00%
Tier I (core) capital to risk weighted assets
Consolidated	$210,759	8.788%	$143,899	6.00%	$173,877	7.250%	$191,865	8.00%
Bank only	$275,554	11.504%	$143,716	6.00%	$173,657	7.250%	$191,621	8.00%
Common Tier 1 (CET1)
Consolidated	$202,759	8.454%	$107,924	4.50%	$137,903	5.750%	$155,890	6.50%
Bank only	$275,554	11.504%	$107,787	4.50%	$137,728	5.750%	$155,692	6.50%
Tier I (core) capital to average assets
Consolidated	$210,759	9.714%	$86,790	4.00%	$86,790	4.000%	$108,488	5.00%
Bank only	$275,554	12.717%	$86,675	4.00%	$86,675	4.000%	$108,344	5.00%
December 31, 2016:
Total capital to risk weighted assets
Consolidated	$237,002	12.008%	$157,896	8.00%	$170,232	8.625%	$197,371	10.00%
Bank only	$243,865	12.370%	$157,720	8.00%	$170,042	8.625%	$197,150	10.00%
Tier I (core) capital to risk weighted assets
Consolidated	$197,928	10.028%	$118,422	6.00%	$130,758	6.625%	$157,896	8.00%
Bank only	$226,760	11.502%	$118,290	6.00%	$130,612	6.625%	$157,720	8.00%
Common Tier 1 (CET1)
Consolidated	$189,928	9.623%	$88,817	4.50%	$101,152	5.125%	$128,291	6.50%
Bank only	$226,760	11.502%	$88,718	4.50%	$101,039	5.125%	$128,148	6.50%
Tier I (core) capital to average assets
Consolidated	$197,928	10.037%	$78,879	4.00%	$78,879	4.000%	$98,599	5.00%
Bank only	$226,760	11.530%	$78,695	4.00%	$78,695	4.000%	$98,369	5.00%
6.   Fair Values of Financial Instruments
The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:
Cash and cash equivalents
The carrying amounts of cash and cash equivalents approximate their fair value.
Securities and other equity investments
Fair values for securities excluding other equity investments, are based on quoted market prices or dealer quotes. If current quoted market price is not available, fair value is estimated using quoted market prices for similar instruments or broker pricing and bid/ask spreads. Management believes the carrying values of other equity investments such as stock in the Federal Reserve Bank, the Federal Home Loan Bank and Independent Bankers Financial Corporation generally approximate fair value.
Loans and loans held for sale
For variable-rate loans that reprice frequently and have no significant changes in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of loans held for sale are based on commitments on hand from investors or prevailing market rates.
Servicing rights and interest-only receivable strips
The carrying amounts of servicing rights and interest-only receivable strips approximate their fair value.
Deposits
The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is their carrying amounts). The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on CDs to a schedule of aggregated expected monthly maturities on time deposits.
Other borrowings
The carrying amounts of other short-term borrowings approximate fair value. The fair value of long-term fixed rate borrowings is estimated based on the present value of expected cash flows using current interest rates for similar financial instruments.
Accrued interest
The carrying amounts of accrued interest approximate their fair values.
Repurchase agreements
The carrying amount of repurchase agreements is estimated using discounted cash flow analysis based upon current incremental borrowing rates for similar types of borrowing arrangements.
Junior subordinated debentures
The carrying amount of long term variable-rate borrowings approximate fair value.
Subordinated Debt
The carrying amount of long term variable-rate borrowings approximate fair value.
Off-balance-sheet instruments
Commitments to extend credit and standby letters of credit have short maturities and therefore have no significant fair value.

The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates presented herein are based on pertinent information available to management as of the respective balance sheet date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since the presentation dates, and therefore, estimates of fair value after the balance sheet date may differ significantly from the amounts presented herein (in thousands):
		Total Estimated Fair Value
	Carrying Amount	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
June 30, 2017:
Financial assets:
Cash and cash equivalents	$93,044	$93,044	$—	$—
Securities available for sale	61,827	1,803	59,315	709
Other equity investments	15,938	—	—	15,938
Loans held for sale	4,072	—	4,072	—
Loans, net	2,119,421	—	—	2,126,969
Accrued interest receivable	5,109	5,109	—	—
Servicing rights	220	—	220	—
Interest-only receivable strips	147	—	147	—
Financial liabilities:
Deposits	$1,779,756	$—	$—	$1,774,182
Short-term borrowings	269,932	—	269,996	—
Repurchase agreements	50,000	—	—	50,877
Junior subordinated debentures	8,248	—	—	8,248
Subordinated debt	21,977	—	—	21,977
Accrued interest payable	955	955	—	—
Off-balance sheet assets/liabilities:
Commitments to extend credit	$—	$—	$—	$—
Standby letters of credit and financial guarantees	—	—	—	—
December 31, 2016:
Financial assets:
Cash and cash equivalents	$189,920	$189,920	$—	$—
Securities available for sale	63,296	1,774	60,814	708
Other equity investments	12,857	—	—	12,857
Loans held for sale	4,836	—	4,836	—
Loans, net	1,774,521	—	—	1,779,709
Accrued interest receivable	4,195	4,195	—	—
Servicing rights	274	—	274	—
Interest-only receivable strips	183	—	183	—
Financial liabilities:
Deposits	$1,653,381	$—	$—	$1,652,759
Short-term borrowings	159,990	—	159,974	—
Repurchase agreements	50,000	—	—	51,836
Junior subordinated debentures	8,248	—	—	8,248
Subordinated debt	21,969	—	—	21,969
Accrued interest payable	836	836	—	—
Off-balance sheet assets/liabilities:
Commitments to extend credit	$—	$—	$—	$—
Standby letters of credit and financial guarantees	—	—	—	—

Fair Value Measurements
The fair value of an asset or liability is the price that would be received to sell an asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:
Level 1 Inputs — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
Level 2 Inputs — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.
Level 3 Inputs — Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.
A description of the validation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy is set forth below.
In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that assets and liabilities are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date. Furthermore, the reported fair value amounts have not been comprehensively revalued since the presentation dates, and therefore, estimates of fair value after the balance sheet date may differ significantly from the amounts presented herein.
Securities available for sale are valued at fair value on a recurring basis. The fair values of Level 1 securities are determined by obtaining quoted market prices on nationally recognized securities exchanges. The Company’s municipal and mortgage-backed securities are classified within Level 2 of the valuation hierarchy. The Company obtains these fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment spreads, credit information and the bond’s terms and conditions, among other things. The Level 3 investments consist of Trust Preferred Securities which are issued by a financial institution. Broker pricing and bid/ask spreads, when available, may vary widely. There was no Level 3 activity during the year.
In accordance with ASC Topic 820, certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets or liabilities required to be measured at fair value on a nonrecurring basis include impaired loans and mortgage servicing rights. Nonfinancial assets or liabilities required to be measured at fair value on a nonrecurring basis include other real estate owned.

Impaired loans (loans which are not expected to repay all principal and interest amounts due in accordance with the original contractual terms) are measured on an observable market price (if available) or at the fair value of the loan’s collateral (if collateral dependent). Fair value of the loan’s collateral is determined by appraisals or independent valuation which is then adjusted for the estimated costs related to liquidation of the collateral. Management’s ongoing review of appraisal information may result in additional discounts or adjustments to valuation based upon more recent market sales activity or more current appraisal information derived from properties of similar type and/or locale. A significant portion of the Company’s impaired loans are measured using the estimated fair market value of the collateral less the estimated costs to sell. Therefore, the Company has categorized its impaired loans as Level 3.
Other real estate owned is carried at the lower of cost or fair value less estimated selling costs. Fair value is estimated through current appraisals, real estate brokers or listing prices. As these properties are actively marketed, estimated fair values may be adjusted by management to reflect current economic and market conditions and, as such, are classified as Level 3.
The following table represents assets and liabilities reported on the consolidated balance sheets at their fair value as of June 30, 2017 and December 31, 2016 by level within the ASC 820 fair value measurement hierarchy (in thousands):
	Fair Value Measurements at Reporting June 30, 2017 and December 31, 2016
	Assets/Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
June 30, 2017:
Measured on a recurring basis:
Assets:
U.S. government securities	2,582	—	2,582	—
U.S. government agency	29,695	—	29,695	—
Mortgage-backed securities	27,038	—	27,038	—
Trust preferred securities	709	—	—	709
CRA qualified investment fund	1,803	1,803	—	—
Measured on a nonrecurring basis:
Assets:
Impaired loans	499	—	—	499
December 31, 2016:
Measured on a recurring basis:
Assets:
U.S. government securities	2,606	—	2,606	—
U.S. government agency	29,544	—	29,544	—
Mortgage-backed securities	28,664	—	28,664	—
Trust preferred securities	708	—	—	708
CRA qualified investment fund	1,774	1,774	—	—
Measured on a nonrecurring basis:
Assets:
Impaired loans	240	—	—	240

The table below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the period ended June 30, 2017 and December 31, 2016 (in thousands):
	June 30, 2017	December 31, 2016
Balance, beginning of year	$708	$704
Included in earnings:
Accretion on securities	1	4
Balance, end of period	$709	$708

7.   Commitments, Contingencies and Financial Instruments With Off-Balance-Sheet Risk
The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. These financial instruments were as follows at June 30, 2017 and December 31, 2016 (in thousands):
	June 30, 2017	December 31, 2016
Commitments to extend credit	$786,398	$587,350
Standby letters of credit	5,468	3,483
	$791,866	$590,833

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on managements’ credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, single and family residences, property and equipment and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. As of June 30, 2017 and December 31, 2016, no amounts have been recorded as liabilities for the Company’s potential obligations under these guarantees.
Contingencies
Various contingent assets and liabilities are not reflected in the consolidated financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company’s financial condition or results of income or cash flows.

8.   Other Borrowings
Federal Funds Purchased
Federal funds purchased are short-term borrowings that typically mature within one to ninety days. The Bank has federal funds lines of credits with unaffiliated banks with a maximum advanceable amount up to $40,000,000 at June 30, 2017 and December 31, 2016. The lines of credits have no stated maturity date but may be canceled anytime at the sole discretion of the lending bank. The lines are provided on an unsecured basis; however, the lender may require the line to be fully secured at any time. There were no federal funds purchased at June 30, 2017 and December 31, 2016.
Federal Home Loan Bank Advances
As a member of Federal Home Loan Bank (FHLB), the Bank has the ability to borrow up to a maximum of approximately $557,079,000 and $529,464,000 at June 30, 2017 and December 31, 2016, respectively, subject to the level of Tier 1 capital, qualified pledgable first mortgage loans, and FHLB stock owned.
FHLB advances totaled $210,000,000 and $150,000,000 at June 30, 2017 and December 31, 2016, respectively. At June 30, 2017, the advances include borrowings of  $110,000,000 that mature in the third quarter of 2017 and are renewed as necessary under normal operations. The remaining $100,000,000 of advances matures in 2018 with interest at variable rates that reprice every 28 days. Total advances have a weighted average rate of 1.15% and 0.57% at June 30, 2017 and December 31, 2016, respectively. The FHLB has as collateral on the advances a blanket floating lien on certain other assets of the Bank, including selected loans and securities.
Federal Reserve Bank
The Bank has a line of credit with the Federal Reserve Bank. As of June 30, 2017, approximately $210,796,000 of commercial loans were pledged as collateral and the available line of credit was approximately $166,211,000. As of December 31, 2016, approximately $174,478,000 of commercial loans were pledged as collateral and the available line of credit was approximately $141,954,000. There were no borrowings outstanding at June 30, 2017 and December 31, 2016.
Other Borrowings
During May 2017, First Texas BHC, Inc. (the Holding Company) increased the maximum advanceable amount under the line of credit with an unaffiliated bank to $35,000,000 from $25,000,000 at December 31, 2016. On June 29, 2017, the Holding Company entered into an agreement with the unaffiliated bank and converted the line of credit facility into a term note for the principal sum of  $60,000,000 drawn in full at the time. The term note requires payment of interest only, computed on the unpaid principal balance based on the 90 day London Interbank Offered Rate (LIBOR) plus 2.5% (3.79% at June 30, 2017), and payable quarterly on the first day of each calendar quarter commencing on July 1, 2017 through April 1 2018. The entire unpaid principal amount thereof, together with the accrued interest shall become due on May 31, 2018 or upon the closing with Simmons First National Corporation, whichever happens first. The term note is collateralized by the common stock of Southwest Bank. At June 30, 2017, the unpaid balance on the term note was $60,000,000. At December 31, 2016, advances on the line of credit approximated $10,000,000. The Company had unamortized loan costs of  $68,000 and $10,000 in regard to these borrowings at June 30, 2017 and December 31, 2016, respectively.
9.   Repurchase Agreements
In February 2008, the Bank entered into three structured repurchase transactions with two money center banks (counterparties). These are “securities sold under agreement to repurchase” transactions with 10 year maturities. Each had an initial fixed rate for either a two or three year period, and then began floating at a rate of 7% or 8% minus the three month LIBOR rate, with a cap. Each is callable by the counterparty after the initial fixed rate term and are callable quarterly thereafter until maturity. The securities sold are mortgage-backed securities issued by agencies of the U.S. Government and were sold with a margin requirement as disclosed in the table below. Since the underlying securities amortize monthly and are subject to market value fluctuations, margin calls are expected and the collateral is often exchanged by the Bank with the agreement of the counterparties. The Bank had $50,000,000 in repurchase agreements at June 30, 2017 and December 31, 2016 quantified as follows:
Balance	Initial Rate	Floating Rate	Cap	Margin Requirement	Maturity
25,000,000	1.99%	8% – 3 mo LIBOR	3.97%	108.00%	2/22/2018
15,000,000	2.59%	8% – 3 mo LIBOR	4.99%	108.75%	2/22/2018
10,000,000	1.71%	7% – 3 mo LIBOR	3.41%	106.00%	3/4/2018
10.   Junior Subordinated Debentures and Subordinated Debt
Junior Subordinated Debentures
On August 13, 2007, First Texas BHC Statutory Trust II, a Delaware statutory trust and wholly owned finance subsidiary of the Company, issued 8,000 shares of floating rate trust preferred securities at $1,000 per share for an aggregate price of approximately $8,000,000, all of which was outstanding at June 30, 2017, and December 31, 2016. These securities bear an interest rate of 2% over the three-month LIBOR. The trust preferred securities will mature on September 15, 2037. The proceeds from the sale of the trust preferred securities and the issuance of  $248,000 in common securities to the Company were used by Trust II to purchase approximately $8,248,000 of floating rate junior subordinated debentures of the Company which have the same payment terms as the trust preferred securities. Distributions on the trust preferred securities and on the debentures issued to the Company are payable quarterly beginning September 15, 2007.
Except under certain circumstances, the common securities issued to the Company by the trust possess sole voting rights with respect to matters involving the entity. Under certain circumstances, the Company may, from time to time, defer the debentures’ interest payments, which would result in a deferral of distribution payments on the related trust preferred securities and, with certain exceptions, prevent the Company from declaring or paying cash distributions on the Company’s common stock and any other future debt ranking equally with or junior to the debentures. The trust preferred securities are guaranteed by the Company.
Subordinated Debt
In September 2013, First Texas BHC, Inc., offered by Private Placement Subscription Agreement to sell up to $30,000,000 in aggregate principal amount of floating rate subordinated promissory notes, due September 30, 2023, plus up to an additional $3,000,000 to cover over-subscriptions. The Private Placement Subscription Agreement offering ended December 31, 2013. Notes issued and outstanding were $22,075,000 at June 30, 2017 and December 31, 2016, respectively. The balance outstanding of  $21,977,000 and $21,969,000 at June 30, 2017 and December 31, 2016 respectively, is net of unamortized loan costs of $98,000 and $106,000.
The Notes were issued in the form of interest-bearing subordinated promissory notes. The Notes accrue interest each quarter at a floating rate equal to the daily average of the Wall Street Journal prime rate for the immediately prior quarterly period, with a minimum interest rate of 6.00% and a maximum interest rate of 8.50% per annum upon issuance and until maturity or redemption. Interest on the Notes will be paid quarterly, in arrears, on January 15, April 15, July 15, and October 15 of each year, commencing January 15, 2014, for all subscriptions accepted on or before December 1, 2013, and on April 15, 2014, for subscriptions accepted after December 1, 2013. The Notes, at the Company’s sole discretion, may be redeemed in whole or in part, on any interest payment date occurring on or after September 30, 2018 or on an earlier date in certain limited circumstances, subject to regulatory approvals. The principal amount of each Note that has not been redeemed will be payable at maturity on September 30, 2023.